UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

————————————————

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 21, 2015

FIRST FEDERAL OF NORTHERN MICHIGAN BANCORP, INC.

(Exact name of Registrant as specified in its charter)

Maryland (State or Other Jurisdiction of Incorporation)	0-31957 (Commission File Number)	38-0135202 (I.R.S. Employer Identification No.)

100 S. Second Ave., Alpena, Michigan 49707

(Address of principal executive offices)

(989) 356-9041

Registrant's telephone number, including area code

Not Applicable

(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02

Results of Operations and Financial Condition

On October 23, 2015, First Federal of Northern Michigan Bancorp, Inc. (the "Company") issued a press release regarding its results of operations and financial condition at and for the three and nine months ended September 30, 2015. The text of the press release is included as Exhibit 99.1 to this report. The information included in the press release text is considered to be "furnished" under the Securities Exchange Act of 1934. The Company will include final financial statements and additional analyses at and for the three and nine months ended September 30, 2015, as part of its Form 10-Q covering that period.

Item 8.01

Other Events

On October 21, 2015, First Federal of Northern Michigan Bancorp, Inc. (Nasdaq: FFNM) (the “Company”) announced that its Board of Directors has approved the payment of a quarterly cash dividend of $0.03 per share for the quarter ended September 30, 2015. The dividend will be payable to stockholders of record as of November 2, 2015 and will be paid on or about November 27, 2015. The Company has 3,727,014 shares of common stock outstanding. A copy of the press release announcing the dividend dated October 21, 2015 is attached as Exhibit 99.

Item 9.01

Financial Statements and Exhibits

(a)

Financial Statements of businesses acquired. Not Applicable.

(b)

Pro forma financial information. Not Applicable.

(c)

Shell Company Transactions. Not Applicable

(d)

Exhibits.

The following Exhibit is attached as part of this report:

99

Press release dated October 21, 2015.

99.1

Press release dated October 23, 2015, announcing the Company’s results of operations and financial condition at and for the three and nine months ended September 30, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST FEDERAL OF NORTHERN MICHIGAN BANCORP, INC.

Date: October 23, 2015	By:	/s/ Eileen M. Budnick
Eileen M. Budnick
VP - Director of Financial Reporting & Accounting
(Duly Authorized Representative)